ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the Office of	Business Number C13411-1997
[signature]	Filing Number 20070037440-57
Secretary of State	Filed On 01/19/2007
State Of Nevada	Number of Pages 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Third-Order Nanotechnologies, Inc.

2. The articles are being ☒ **Restated** or ☐ **Amended and Restated** (check only one). Please entitle your attached articles **"Restated" or "Amended and Restated,"** accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☒ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on January 9, 2007. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☐ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

RESTATED ARTICLES OF INCORPORATION

OF

THIRD-ORDER NANOTECHNOLOGIES, INC.

Pursuant to Nevada Revised Statutes Section 78.403, the undersigned officer of Third-Order Nanotechnologies, Inc. does hereby declare and certify that:

1. He constitutes the duly elected and acting Secretary of the corporation, which is duly organized and existing under the laws of the State of Nevada.

2. He has been authorized to sign and to file these Restated Articles of Incorporation with the Secretary of State pursuant to a resolution of the board of directors adopted on January 9, 2007.

3. The original Articles of Incorporation of the corporation were filed with the Secretary of State on June 24, 1997, and subsequently amended on, July 14, 2004, May 3, 2005, and October 10, 2006.

4. These Restated Articles of Incorporation correctly sets forth the text of the Articles of Incorporation, as amended, to the date of the hereof.

5. The Articles of Incorporation of the corporation are hereby restated in their entirety as follows:

ARTICLE I – NAME

The name of the corporation is Third-Order Nanotechnologies, Inc.

ARTICLE II – DURATION

The duration of the corporation is perpetual.

ARTICLE III - PURPOSES

The purpose or purposes for which this corporation is organized are:

(a) To engage in the specific business of marketing Internet services, and conduct related business, and to engage in any other lawful acts, activities and pursuits for which a corporation may be organized under Nevada law. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments

representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the state of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV - STOCK

The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $0.001 per share and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share. All Common Stock of the corporation shall be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

ARTICLE V - AMENDMENT

These Restated Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

ARTICLE VI – SHAREHOLDERS RIGHTS

The authorized but unissued stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII - DIRECTORS

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the articles of incorporation

authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

ARTICLE VIII
COMMON DIRECTORS – TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and any one or more of its directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such person is present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction in good faith by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, (c) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time of the transaction is brought before the Board of Directors of the corporation for action; or (d) the contract or transaction is fair and reasonable to the corporation at the time it is approved.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE IX
LIABILITY OF DIRECTORS AND OFFICERS

No director of officer shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

The undersigned has hereunto executed these Restated Articles of Incorporation as of the 16 day of January 2007.

By: ______________________

Andrew Ashton, Secretary

ROSS MILLER
Secretary of State
(775) 684 5708
Website: secretaryofstate.biz
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C13411-1997
[signature]	Filing Number 20080141266-60
Secretary of State	Filed On 02/29/2008
State Of Nevada	Number of Pages 1

Certificate of Amendment to Articles of Inc
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issu

1. Name of corporation: Third-order Nanotechnologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 - NAME is deleted in its entirety and replaced as follows:

The name of the corporation is Lightwave Logic, Inc.

Article IV - STOCK is deleted in its entirety and replaced as follows:

The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $0.001 per share and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share. All Common Stock of the corporation shall be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 50.65%

4. Effective date of filing (optional): March 10, 2008

5. Officer Signature **(Required)**: Harold R Bennett

Harold R. Bennett, CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C13411-1997
Barbara K. Cegavske (signature)	Filing Number 20150259507-26
Secretary of State	Filed On 06/08/2015
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Lightwave Logic, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV - STOCK is deleted in its entirety and replaced as follows:

Article IV - STOCK - The aggregate number of shares which this corporation shall have authority to issue is 250,000,000 shares of Common Stock having a par value of $0.001 per share and 1,000,000 shares of Preferred Stock having a par value of $0.001 per share. All Common Stock of the corporation shall be of the same class, and shall have the same rights and preferences. The corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the corporation. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75.5%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X (signature)

Signature of Officer JAMES S. MARCELLI

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.